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                                                                    EXHIBIT 3(a)

                             ARTICLES OF CONVERSION

                                       OF

                          RELIANT ENERGY, INCORPORATED

                  The undersigned officer of Reliant Energy, Incorporated, hereby certifies the following:

1. The converting entity is Reliant Energy, Incorporated (the "Converting Entity"), a corporation incorporated under the laws of the State of Texas.

2. The plan of conversion of the Converting Entity (the "Plan of Conversion") has been approved by the shareholders of the Converting Entity.

3. An executed Plan of Conversion is on file at the principal place of business of the Converting Entity at 1111 Louisiana, Houston, Texas 77002. An executed Plan of Conversion will be on file, from and after the conversion, at the principal place of business of CenterPoint Energy Houston Electric, LLC, the converted entity (the "Converted Entity"), at 1111 Louisiana, Houston, Texas 77002.

4. A copy of the Plan of Conversion will be furnished by the Converting Entity (prior to the conversion) or the Converted Entity (after the conversion), on written request and without cost, to any shareholder of the Converting Entity or member of the Converted Entity.

5. Immediately prior to the effective time of the conversion specified in paragraph 8 below, the outstanding capital stock of the Converting Entity consists of 1,000 shares of common stock, without par value ("Common Stock"), and 3,160 shares of Series E Preference Stock, without par value ("Series E Preference Stock"). The holders of all outstanding shares of Common Stock and Series E Preference Stock signed written consents approving the Plan of Conversion.

6. The Converted Entity will assume and be liable for the payment of all fees and franchise taxes payable by or imposed on the Converting Entity.

7. Approval of the Plan of the Conversion was duly authorized by all action required by laws under which the Converting Entity was incorporated and by its constituent documents.

8. The conversion will become effective at 11:54 p.m., Houston time, on August 31, 2002 in accordance with provisions of Article 10.03 of the Texas Business Corporation Act and Article 9.02 of the Texas Limited Liability Company Act.



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                  EXECUTED this 30th day of August, 2002.



                                    RELIANT ENERGY, INCORPORATED



                                    By  /s/ Rufus Scott
                                      ------------------------------
                                            Name: Rufus Scott
                                            Title: Assistant Corporate Secretary